MORTGAGE, SECURITY AGREEMENT, AND ASSIGNMENT


THIS MORTGAGE, SECURITY AGREEMENT, AND ASSIGNMENT is granted this 10th day of February, 2000 to

FAMILY BANK, FSB, for itself and as collateral agent for the benefit of each of the Lenders (as defined below) (hereinafter, the "Mortgagee"), with offices at 153 Merrimack Street, Haverhill, Massachusetts by

DYNAMICS RESEARCH CORPORATION, a Massachusetts corporation
(hereinafter, the "Mortgagor") with a principal office at 60
Frontage Road, Andover, Massachusetts,

in consideration of the mutual covenants contained herein and benefits derived herefrom, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor agrees to the following terms and conditions:

ARTICLE 1 - GRANT OF MORTGAGE INTEREST

To secure the Mortgagor's prompt, punctual, and faithful payment and performance of all and each of the Mortgagor's present and future Liabilities (as defined herein) to the Mortgagee and each of the Lenders arising under a certain Loan and Security Agreement of even date between, among others, the Mortgagor, the Mortgagee and Brown Brothers Harriman & Co. (as amended, modified or replaced, the "Credit Agreement"), (Family Bank, FSB, Brown Brothers Harriman & Co. and such other lenders as may become parties to the Credit Agreement shall herein above and hereinafter be collectively referred to as the "Lenders") including , without limitation, (i) a certain
Revolving Credit Note of even date made by, among others, the Mortgagor payable to Family Bank, FSB in the original principal amount of $10,000,000.00, (ii) a certain Revolving Credit Note of even date made by, among others, the Mortgagor payable to Brown Brothers Harriman and Co. in the original principal amount of $10,000,000.00, (iii) a certain Term Note of even date made by, among others, the Mortgagor payable to Family Bank, FSB in the original principal amount of $2,500,000.00, and (iv) a certain Term Note of even date made by, among others, the Mortgagor payable to Brown Brothers Harriman and Co. in the original principal amount of $5,000,000.00, and any extensions, renewals, substitutions, modifications, or replacements of any of the foregoing (hereinafter, singly and collectively, the "Notes"), the Mortgagor hereby grants, mortgages, assigns, and transfers to the Mortgagee with MORTGAGE COVENANTS, the Collateral (as defined herein). The Mortgagor intends to convey and hereby does convey to the Mortgagee with MORTGAGE COVENANTS (to be included within the Collateral), the premises conveyed to the Mortgagor by deed recorded with the Essex County Registry of Deeds to secure the Liabilities.

ARTICLE 2 - GRANT OF SECURITY INTEREST AND ASSIGNMENT


2-1. Security Interest. To secure the Mortgagor's prompt, punctual, and faithful payment and performance of all and each of the present and future Liabilities to the Mortgagee and each of the Lenders, including, without limitation, those arising under the Credit Agreement, the Notes, and a certain Unlimited Guaranty of even date (the "Guaranty") pursuant to which the Mortgagor unconditionally guaranteed the payment and performance of all obligations and liabilities of DRC Encoder, Inc., DRC Metrigraphics, Inc., DRC Software, Inc. and DRC Telecom, Inc. to the Lenders under the Credit Agreement, the Mortgagor hereby grants to the Mortgagee a continuing security interest in and to, and assigns to the Mortgagee, the Collateral.

2-2. Financing Statement. This Agreement is intended to take effect as a security agreement and is to be filed with the above described Registry of Deeds or Land Registration Office in lieu of a financing statement pursuant to Massachusetts General Laws Chapter 106 (hereinafter, the "UCC")
Section 9-402.

ARTICLE 3 - CERTAIN DEFINITIONS

As used herein, the following terms shall have the following meanings:

3-1. Liabilities. "Liabilities" includes, without limitation, the obligations of the Mortgagor to the Mortgagee and each of the Lenders under the Credit Agreement, the Notes, the Guaranty and any and all other liabil-ities, debts, and obligations now or hereafter at any time owing by the Mortgagor to the Mortgagee or any other Lender, each of every kind, nature and description in connection with the Credit Agreement or any other Loan Documents (as defined in the Credit Agreement). "Liabilities" also includes, without limitation, all interest and other amounts which may be charged to the Mortgagor and/or which may be due from the Mortgagor to the Mortgagee or any other Lender from time to time and all costs and expenses now or hereafter incurred or paid by the Mortgagee or any other Lender in respect of this Agreement and any other Loan Document (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and litigation costs and expenses).

3-2. Costs of Collection. "Costs of Collection" includes, without limitation, all attorneys' reasonable fees, out of pocket expenses incurred by the Mortgagee's attorneys, and all costs incurred by the Mortgagee, which costs and expenses are directly or indirectly related to or in respect of the Mortgagee's efforts to collect or enforce any of the Liabilities and/or to exercise or enforce any of the Mortgagee's rights, remedies, or powers against or in respect of the Mortgagor and/or any other guarantor or person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts).

3-3. Collateral. "Collateral" shall include all and each of the following, whether singly or collectively, whether real property, personal property, or a combination thereof, whether now owned or now due or now existing, or in which the Mortgagor has an interest, or hereafter, at any time in the future, acquired, arising, or to become due, or in which the Mortgagor obtains an interest, and all proceeds, products, substitutions and accessions of or to any of the following:

(a) the land with buildings and improvements whether now existing or hereafter constructed or located thereon, situated in Andover, Massachusetts, as more particularly described on Exhibit A annexed hereto, and known and numbered as 60 Frontage Road (hereinafter, the "Mortgaged Premises");


(b) all right, title and interest of the Mortgagor in all furnaces, ranges, heaters, plumbing goods, gas and electric fixtures, screens, screen doors, mantels, shades, storm doors and windows, awnings, oil burners and tanks or other equipment, gas or electric refrigerators and refrigerating systems, ventilating and air conditioning apparatus and equipment, door bell and alarm systems, sprinkler and fire extinguishing systems, portable or sectional build-ings, and all other fixtures of whatever kind or nature owned by the Mortgagor, now or in the future contained in or on the Mortgaged Premises, and any and all similar fixtures hereinafter installed in the Mortgaged Premises in any manner which renders such articles usable in connection therewith;

(c) all easements, covenants, agreements and rights which are appurtenant to or benefit the Mortgaged Premises;

(d) all right, title and interest of the Mortgagor in and to all machinery, equipment, furniture, inventory, building supplies, and appliances, owned by the Mortgagor, used or useful in the construction, operation, maintenance, or occupation of the Mortgaged Premises or any portion or unit thereof;

(e) all leases, tenancies, and occupancies, whether written or not, regarding all or any portion of the foregoing (a through d) (hereinafter, the "Leases"), all guarantees and security relating thereto, together with all income and profit arising therefrom or from any of the foregoing Subparagraphs (a) through (d), and all payments due or to become due thereunder (hereinafter, the "Rental Payments"), including, without limitation, all rent, additional rent, damages, insurance payments, taxes, insurance proceeds, condemnation awards, or any payments with respect to options contained therein (including any purchase option);

(f)  all funds held by the Mortgagee as tax or insurance escrow payments;

(g) all proceeds received from the sale, exchange, collection or other disposition of any of the foregoing Subparagraphs (a) through (f); all insurance proceeds relating to all or any portion of the foregoing Subparagraphs (a) through (f); and all awards, damages, proceeds, or refunds from any state, local, federal or other takings of, and all municipal tax abatements relating to, all or any portion of the foregoing Subparagraphs (a) through (f); and

(h) all rights, remedies, representations, warranties, and privileges pertaining to any of the foregoing Subparagraphs (a) through (g).

ARTICLE 4 - REPRESENTATIONS, WARRANTIES AND COVENANTS

4-1. Insurance. The Mortgagor hereby covenants and agrees to maintain public liability insurance, rent loss insurance, flood hazard insurance, all risk insurance, builder's risk insurance, and such other insurance against such casualties or contingencies as may be reasonably re-quired by the Mortgagee in sums and with companies satisfactory to the Mort-gagee. All policies shall contain a provision requiring at least thirty (30) days advance notice to the Mortgagee before any cancellation or modification. All insurance on the Collateral shall be for the benefit of and deposited with the Mortgagee, shall be first payable to the Mortgagee, and shall include such endorsement in favor of the Mortgagee as the Mortgagee may specify.


4-2.  Insurance, Eminent Domain.  The Mortgagor shall advise the
Mortgagee of each claim made by the Mortgagor under any policy of insurance or any proposed taking by any state, federal, or local authority, which covers all or any portion of the Collateral and, at the Mortgagee's option in each instance, will permit the Mortgagee, to the exclusion of the Mortgagor, to conduct the adjustment of each such claim in excess of $100,000.00. The Mortgagor hereby appoints the Mortgagee as the Mortgagor's attorney in fact after the occurrence and during the continuance of any Event of Default to obtain, adjust, or settle any insurance claim or taking or cancel any insurance described in this section and to endorse in favor of the Mortgagee any and all drafts and other instruments with respect to such insurance or taking. The within appointment, being coupled with an interest, is irrevo-cable until this Agreement is terminated by a written instrument executed by a duly authorized officer of the Mortgagee. The Mortgagee shall not be liable for any loss sustained on account of any exercise pursuant to said power unless such loss is caused by the willful misconduct and actual bad faith of the Mortgagee. The Mortgagee may, at its option, make any proceeds available to the Mortgagor to repair or reconstruct the Collateral (subject to such disbursement procedures as the Mortgagee may establish) or apply any proceeds of such insurance against the Liabilities, whether or not such have matured, in accordance with the terms hereof. Notwithstanding the foregoing, to the extent that proceeds of such insurance are less than $25,000.00 and there is no then existing Event of Default, the Mortgagee shall make such proceeds available to the Mortgagor to repair or reconstruct the Collateral (subject to such disbursement procedures as the Mortgagee may establish).

4-3. Statutory Compliance. The Mortgagor shall comply with, shall not use any of the Collateral in violation of, and shall cause the Collateral to be in material compliance with, each and every statute, regulation, ordinance, decision, directive, order, by-law, or rule of any federal, state, municipal, and other governmental authority which has or claims jurisdiction over the Mortgagor or any of the Collateral.

4-4. Title to Collateral. The Mortgagor is, and shall hereafter remain, the owner of the Collateral free and clear of all voluntary or involuntary liens, encumbrances, attachments, security interests, purchase money security interests, assignments, mortgages, charges or other liens or encumbrances of any nature whatsoever, with the exceptions of (a) the mortgage and security interest created herein, (b) liens for real estate taxes not yet due and payable, (c) liens noted on Mortgagee's Loan Policy of Title Insurance, and (d) liens permitted under the Credit Agreement.

4-5. Condition of Collateral. The Collateral is, and shall hereafter remain, in good repair, well maintained and in good working order. The Mortgagor shall not cause or permit to be suffered any waste, destruction or loss (whether or not such loss is insured against) to the Collateral or any part thereof.

4-6. Taxes and other Costs. To the extent payment is not provided for in Section 4-8 herein, the Mortgagor shall pay when due all real and personal property taxes, assessments, charges, and other taxes assessed against it, and all insurance premiums relative to the Collateral. The Mortgagor agrees that the Mortgagee may, at its option, after the occurrence and during the continuance of an Event of Default, pay any taxes or insurance premiums, the payment of which is then due, discharge any liens or encumbrances on any of the Collateral, or take any other action that the Mortgagee may deem proper to repair, insure, maintain, or preserve any of the Collateral or the Mortgagee's rights therein. The Mortgagor will pay to the Mortgagee on demand all amounts so paid or incurred by the Mortgagee.

4-7.  Property of Third Parties.  Except as permitted by the Credit
Agreement, the Mortgagor shall not lease any item of property owned by a third party for use in the construction, maintenance, or occupation of the Mortgaged Premises or any portion or unit thereof; the Mortgagor shall not suffer or permit any item of property owned by a third party to be affixed, attached, or installed on, upon or within, or be located at, the Mortgaged Premises, or any portion or unit thereof, which may be subject to any security interest, lien, encumbrance or charge which is prior or superior to the interest granted herein.

4-8. Tax and Insurance Escrow. In addition to other payments herein required, the Mortgagor shall, at the Mortgagee's option, pay to the Mortgagee monthly on the first of each month, or such other day of the month as may be designated by the Mortgagee during the term hereof, and for so long as the Liabilities secured by this Agreement shall remain unpaid, an amount equal to one-twelfth (1/12th) of the municipal taxes and assessments which the Mortgagee estimates will become payable on account of the Mortgaged Premises for the year next succeeding any period for which such taxes and assessments have been paid or escrowed hereunder, and/or one-twelfth (1/12th) of the insurance premiums which the Mortgagee estimates will become payable on account of the Collateral for the year next succeeding any period for which such premiums have been paid or escrowed hereunder, sufficient to enable Mortgagee to accumulate at least thirty (30) days prior to the dates upon which such municipal taxes and assessments or insurance premiums are payable the amounts then due and payable. Further, the Mortgagor shall pay to the Mortgagee on demand the amount of any deficiency of the funds so collected when the actual amount of such taxes and assessments or insurance premiums become known. The Mortgagee shall maintain such funds in an interest bearing account which may not be commingled with other funds of the Mortgagee and all interest on such funds shall be payable to the Mortgagor. The Mortgagee shall apply said funds to the payment of municipal taxes and assessments or insur-ance premiums, as applicable, to the extent such amounts are determined by the Mortgagee to be due and payable. In the event the Mortgagee collects such tax or insurance payments hereunder, the Mortgagor shall deliver to the Mortgagee the bills representing any such amounts within ten (10) days of the receipt thereof by the Mortgagor. Notwithstanding the provisions of this Section 4-8, upon an occurrence of an event which is, or, solely with the passage of time, would be, an Event of Default hereunder, the Mortgagee shall not be required to apply such funds as provided above, and may set off such funds against the Liabilities and apply any such funds towards the Liabilities in accordance with the terms hereof.

4-9.  Future Action Additional Information.   Except as set forth on
Exhibit 7-16 of the Credit Agreement, the Mortgagor shall do all such things, furnish all such financial and other information, and execute all such documents from time to time hereafter as the Mortgagee may reasonably request in accordance with the terms of the Credit Agreement.

4-10. Oil, Hazardous Materials and Toxic Substances. (a) Except as set forth on Exhibit 7-16 of the Credit Agreement, the Mortgagor represents that neither the Mortgagor nor any person for whose conduct the Mortgagor is responsible, including, but not limited to, tenants or users of the Mortgaged Premises, ever:

(i) owned, occupied, or operated a site or vessel on which any hazardous material or oil was or is stored, transported, or disposed of (except in compliance with all laws, ordinances, and regulations pertaining thereto);

(ii) directly or indirectly transported, stored, treated or disposed, or arranged for the transport, storage, treatment or disposal of any hazardous material or oil (except in compliance with all laws, ordinances, and regulations pertaining thereto);

(iii) caused or was legally responsible for any release, or threat of release, of any hazardous material or oil on the Mortgaged Premises;


(iv) received notification from any federal, state, or other governmental authority of: (x) any potential, known, or threat of release of any hazardous material or oil on (whether from the Mortgaged Premises or from another property offsite of the Mortgaged Premises) or from the Mortgaged Premises, or any other site or vessel owned, occupied, or operated either by the Mortgagor or any person for whose conduct the Mortgagor is responsible or whose liability may result in a lien on the Mortgaged Premises; or (y) the incurrence of any expense or loss by such governmental authority, or by any other person, in con-nection with the assessment, containment, or removal of any release, or threat of release, of any hazardous material or oil from the Mortgaged Premises or any such site or vessel.

(b)  Except as set forth on Exhibit 7-16 of the Credit
Agreement, the Mortgagor represents and warrants that no hazardous material or oil was ever, or is now, stored on (except in compliance with all laws, ordinances, and regulations pertaining thereto), transported, or disposed of on the Mortgaged Premises.

(c)  The Mortgagor shall:

(i) not store (except in compliance with all laws, ordinances, and regulations pertaining thereto), or dispose of any hazardous material or oil on the Mortgaged Premises;

(ii) neither directly nor indirectly transport or arrange for the transport of any hazardous material or oil (except in compliance with all loans, ordinances, and regulations pertaining thereto;

(iii) take all such action, including, without limitation, the conducting of engineering tests (at the sole expense of the Mortgagor) (x) to confirm that no hazardous material or oil is or ever was stored or released on the Mortgaged Premises; (y) to assess, contain, and remove any such hazardous material or oil on the Mortgaged Premises; and (z) to qualify for any insurance program or safe harbor which may be available under any federal, state or local law, including, without limitation, Massachusetts General Laws Chapter 21E, as amended;

(iv) provide the Mortgagee with immediate written notice upon: (x) the Mortgagor's obtaining knowledge of any potential or known release, or threat of release, of any hazardous material or oil on (whether from the Mortgaged Premises or from another property offsite of the Mortgaged Premises) or from the Mortgaged Premises, or any other site or vessel owned, occupied, or operated by the Mortgagor or by any person for whose conduct the Mortgagor is responsible or whose liability may result in a lien on the Mortgaged Premises; (y) the Mortgagor's receipt of any notice to such effect from any federal, state, or other governmental authority; and (z) the Mortgagor's obtaining knowledge of any incurrence of any expense or loss by such governmental authority in connection with the assessment, containment, or removal of any hazardous material or oil for which expense or loss the Mortgagor may be liable or for which expense a lien may be imposed on the Mortgaged Premises; and

(v) comply with all laws, judgments, decrees, orders, rules, and regulations pertaining to environmental matters relating to the use, storage, containment, and removal of hazardous material or oil, including, without limitation, those arising under Massachusetts General Laws Chapter 21E, as amended, and any other federal, state or local statute, rule, regulation, ordinance, or decree.


(d) The Mortgagor shall indemnify, defend, and hold the Mortgagee harmless of and from any claim brought or threatened against the Mortgagee by the Mortgagor, any guarantor or endorser of the Liabilities, or any governmental agency or authority or any other person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the presence of hazardous material or oil on the Mortgaged Premises, the release of hazardous material or oil on or from the Mortgaged Premises, or the failure by the Mortgagor to comply with the terms and provisions hereof (each of which may be defended, compromised, settled, or pursued by the Mortgagee with counsel of the Mortgagee's selection, but at the expense of the Mortga-
gor). This indemnification includes any costs and expenses that the Mortgagee may incur (i) in defending or protecting its security interest or the priority thereof, or (ii) for assessment, containment and/or removal of any hazardous material or oil from all or any portion of the Mortgaged Premises or any surrounding areas. The within indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Mortgagee in favor of the Mortgagor. The foregoing indemnification shall not apply to any claim that is directly caused by the Mortgagee's negligence or intentional misconduct.

(e) All terms used in this Section are being used with the meanings given those terms in Massachusetts General Laws, Chapter 21E, as amended.

4-11. Mortgage Conditions. This Mortgage, Security Agreement and Assignment is upon the STATUTORY CONDITION, upon breach of which, the Mortgagee shall have the STATUTORY POWER OF SALE.

4-12. Compliance with Leases. The Mortgagor is not in default under any terms and conditions of any Lease and shall, during the term of this Agreement, perform all of the obligations of the Mortgagor under any such Lease within the period that such performance is required.

4-13. Collection of Rents. The Mortgagor agrees not to collect or accept the payment of any Rental Payments, or other income or profit from, or on account of, any Lease or the use or occupation of the Collateral, in advance of the time when such payment becomes due unless such amount is delivered to the Mortgagee to be applied toward the Liabilities in accordance with Section 8-3 hereof.

4-14. Modification of Lease. The Mortgagor will not modify or consent to the modification of any provision of, or cancel, terminate or accept the early cancellation or termination, of any Lease.

4-15. Leases. The Mortgagor shall not enter into any Lease without the prior written consent of the Mortgagee. Each such Lease shall be in form and substance satisfactory to the Mortgagee and shall include a provision con-firming that the Lease is subordinate to the lien of this Agreement and consenting to the assignment provided for herein of the Lease to the Mortgagee. The Mortgagor shall furnish the Mortgagee, upon the request of the Mortgagee, with copies of each and every Lease and any other information relative to each such Lease and the tenant thereunder. The Mortgagor will take all action as may be requested by the Mortgagee in furtherance of the rights of the Mortgagee hereunder, including, without limitation, obtaining estoppel certificates and agreements (in form satisfactory to the Mortgagee) from each tenant subordinating the Lease to the lien of this Agreement and consenting to the assignment of the Lease provided for herein, and taking all appropriate action to lease any portions of the Mortgaged Premises not occu-pied by the Mortgagor.


4-16. Superior Mortgage. The Mortgagor does hereby covenant and agree to faithfully and fully comply with and abide by each and every term, covenant, and condition of any superior mortgage or mortgages on the Mortgaged Premises. The Mortgagee is hereby expressly authorized, permitted, and directed, in its sole discretion, and at its option, to advance all sums necessary to cure any default under any such mortgage. The Mortgagor further covenants and agrees not to modify, change, alter, or extend any of the terms or conditions of any such prior mortgage, and not to request, accept, or allow the disbursement hereafter of any advances which are to be secured by any such mortgage.

4-17. Appraisals. In addition to the current appraisal conducted of the Mortgaged Premises (the cost of which shall be borne by the Mortgagor), the Mortgagor shall from time to time, at the Mortgagee's option, assist the Mortgagee in obtaining a further appraisal (the "Appraisal") of the Mortgaged Premises by an appraiser satisfactory to the Mortgagee. The Appraisal shall be in form and substance satisfactory to the Mortgagee, and if conducted after the occurrence of an Event of Default, the costs of the Appraisal shall be borne by the Mortgagor.


ARTICLE 5 - MORTGAGOR'S USE OF COLLATERAL

Except during the continuance of any event which is, or solely with the passage of time would be, an Event of Default hereunder, the Mortgagor shall be authorized to occupy, operate, manage, hold, or otherwise use the Collater-al in the ordinary and reasonable course of the Mortgagor's business and collect, when due, the Rental Payments, subject, however, to the terms and provisions hereof.

ARTICLE 6 - EVENTS OF DEFAULT

Upon the occurrence and during the continuance of any one or more of the Events of Default under the Credit Agreement of even date between the Mortgagor and the Mortgagee (the "Events of Default"), any and all Liabilities of the Mortgagor to the Mortgagee shall become immediately due and payable, without notice or demand, at the option of the Mortgagee. The occurrence of any such Event of Default shall also constitute, without notice or demand, a default under all other Loan Documents, whether now existing or hereafter arising.


ARTICLE 7 - RIGHTS AND REMEDIES UPON DEFAULT

7-1. Rights and Remedies Upon Default. Upon the occurrence and during the continuance of any Event of Default, the Mortgagee shall have all the rights of a mortgagee and a secured party under the Massachusetts General Laws, in addition to which the Mortgagee shall have all of the following rights and remedies:

(a) with or without taking possession, to collect any proceeds of the Collateral;

(b)  to take possession of all or a portion of the Collateral;

(c) with or without taking possession of the Collateral, to sell, lease, or otherwise dispose of any or all of the Collateral in its then condition or following such preparation or processing as the Mortgagee deems advisable;

(d) with or without taking possession of the Collateral, and without assuming the obligations of the Mortgagor thereunder, to exercise the rights of the Mortgagor under, to use, or to benefit from any of the easements, covenants, agreements and rights referred to in
Section 3-3(c), hereof or any Leases;

(e) with or without taking possession of the Collateral and with or without bringing any action or proceeding, either directly, by agent, or by the appointment of a receiver, manage, lease, sublease, or operate the Collateral on such terms as the Mortgagee, in its sole dis-cretion, deems proper or appropriate;

(f) to apply all or any portion of the Collateral, or the proceeds thereof, towards (but not necessarily in complete satisfaction of) the Liabilities;

(g)  to exercise the Statutory Power of Sale.

7-2. Sale or Other Disposition of Collateral. Any sale or other disposition of the Collateral may be at public or private sale, to the extent such private sale is authorized under the Massachusetts General Laws, upon such terms and in such manner as the Mortgagee deems advisable. The Mortgagee may conduct any such sale or other disposition of the Collateral upon the Mortgaged Premises, in which event the Mortgagee shall not be liable for any rent or charge for such use of the Mortgaged Premises. The Mortgagee may purchase the Collateral, or any portion of it, at any sale held under this Article. With respect to any Collateral to be sold pursuant to the UCC, the Mortgagee shall give the Mortgagor at least ten (10) days written notice of the date, time, and place of any proposed public sale, or such additional notice as may be required under Massachusetts General Laws, and of the date after which any private sale or other disposition may be made. The Mortgagee may sell any of the Collateral as part of the Mortgaged Premises, or any portion or unit thereof, at the foreclosure sale or sales conducted pursuant hereto. The Mortgagor waives any right to require the marshalling of any of its assets in connection with any disposition conducted pursuant hereto. In the event all or part of the Collateral is included at any foreclosure sale conducted pursuant hereto, a single total price for the Collateral, or such part thereof as is sold, may be accepted by the Mortgagee with no obligation to distinguish between the application of such proceeds amongst the property comprising the Collateral.

7-3. Collection of Proceeds of Collateral. In connection with the exercise by the Mortgagee of the rights and remedies provided herein after the occurrence and during the continuance of an Event of Default:

(a) The Mortgagee may notify any of the Mortgagor's debtors relating to proceeds of the Collateral, either in the name of the Mortgagee or the Mortgagor, to make payment directly to the Mortgagee or such other address as may be specified by the Mortgagee, may advise any person of the Mortgagee's interest in and to the Collateral, and may collect directly from the obligors thereon all amounts due on account of the Collateral;

(b) At the Mortgagee's request, the Mortgagor will provide written notification to any or all of said debtors concerning the Mortgagee's interest in the Collateral and will request that such debtors forward payment thereof directly to the Mortgagee;

(c) The Mortgagor shall hold any proceeds and collections of any of the Collateral in trust for Mortgagee and shall not commingle such proceeds or collections with any other funds of the Mortgagor; and

(d) The Mortgagor shall deliver all such proceeds to the Mortgagee immediately upon the receipt thereof by the Mortgagor in the identical form received, but duly endorsed or assigned on behalf of the Mortgagor to the Mortgagee.

7-4. Use and Occupation of Collateral. In connection with the Mortgagee's exercise of the Mortgagee's rights under this Article after the occurrence and during the continuance of an Event of Default: the Mortgagee may enter upon, occupy, and use all or any part of the Collateral and may exclude the Mortgagor from the Mortgaged Premises or portion thereof as may have been so entered upon, occupied, or used; the Mortgagee shall not be required to remove any of the Collateral from the Mortgaged Premises upon the Mortgagee's taking possession thereof, and may render any Collateral unusable to the Mortgagor; in the event the Mortgagee manages the Mortgaged Premises, the Mortgagor shall pay to the Mortgagee on demand a reasonable fee for the management thereof in addition to the Liabilities provided for herein and; the Mortgagee may make such alterations, renovations, repairs, and replacements to the Collateral, as the Mortgagee, in its sole discretion, deems proper or appropriate.

7-5. Partial Sales. The Mortgagor agrees that, in case the Mortgagee in the exercise of the Power of Sale contained herein or in the exercise of any other rights hereunder given, elects to sell in parcels, said sales may be held from time to time and that the power shall not be exhausted until all of the Collateral not previously released shall have been sold, notwithstanding that the proceeds of such sales exceed, or may exceed, the Liabilities then secured thereby.

7-6. Assembly of Collateral. Upon the occurrence and during the continuance of any Event of Default, the Mortgagee may require the Mortgagor to assemble any personal property included in the Collateral and make it available to the Mortgagee, at the Mortgagor's sole risk and expense, at a place or places which are reasonably convenient to both the Mortgagee and Mortgagor.

7-7. Power of Attorney. Upon the occurrence and during the continuance of any Event of Default, the Mortgagor hereby irrevocably constitutes and appoints the Mortgagee as the Mortgagor's true and lawful attorney, to take any action with respect to the Collateral to preserve, protect, or realize upon the Mortgagee's interest therein, each at the sole risk, cost and expense of the Mortgagor, but for the sole benefit of the Mortgagee. The rights and powers granted the Mortgagee by the within appointment include, but are not limited to, the right and power to: (i) prosecute, defend, compromise, settle, or release any action relating to the Collateral; (ii) endorse the name of the Mortgagor in favor of the Mortgagee upon any and all checks or other items constituting remittances or proceeds of the Collateral; (iii) sign and endorse the name of the Mortgagor on, and to receive as secured party, any of the Collateral; (iv) sign and file or record on behalf of the Mortgagor any financing or other statement in order to perfect or protect the Mortgagee's security interest; (v) enter into leases or subleases relative to all or a portion of the Mortgaged Premises; or (vi) manage, operate, maintain, or repair the Mortgaged Premises. The Mortgagee shall not be obligated to perform any of such acts or to exercise any of such powers, but if the Mortgagee elects so to perform or exercise, the Mortgagee shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to Mortgagor except for the Mortgagee's willful misconduct and actual bad faith. All powers conferred upon the Mortgagee by this Agreement, being coupled with an interest, shall be irrevocable until terminated by a written instrument executed by a duly authorized officer of the Mortgagee.

7-8. Rights and Remedies. The rights, remedies, powers, privileges, and discretions of the Mortgagee hereunder (hereinafter the Mortgagee's Rights and Remedies), shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delays or omissions by the Mortgagee in exercising or enforcing any of the Mortgagee's Rights and Remedies shall operate as or constitute a waiver thereof. No waiver by the Mortgagee of any default hereunder or under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No single or partial exercise of the Mortgagee's Rights or Remedies, and no other agreement or transaction, of whatever nature entered into between the Mortgagee and the Mortgagor at any time, whether before, during, or after the date hereof, preclude any other or further exercise of the Mortgagee's Rights and Remedies. No waiver or modification on the Mortgagee's part on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of the Mortgagee's Rights and Remedies under this Agreement or any other agreement or transaction shall be cumulative, and not alternative or exclusive, and may be exercised by the Mortgagee at such time or times and in such order of preference as the Mortgagee in its sole discretion may determine.

ARTICLE 8 - MISCELLANEOUS

8-1. Successors and Assigns. In the event the ownership of the Collateral, or any part thereof, becomes vested in a person other than the Mortgagor, the Mortgagee may, without notice to the Mortgagor, deal with such successor or successors in interest with reference to this Agreement and the Liabilities in the same manner as with the Mortgagor, without in any way waiving the default occasioned by such transfer of ownership or in any way vitiating or discharging the Mortgagor's liability hereunder or upon the Liabilities, and no compromise, settlement, release or sale of the Collateral, no forbearance on the part of the Mortgagee, and no alteration, amendment, cancellation, waiver or modification of any term or condition or extension of the time for payment of the Liabilities given by the Mortgagee shall operate to release, discharge, modify, change or affect the original liability of the Mortgagor herein, either in whole or in part, notice of any action being waived.

8-2. Set Off. Except for tax and insurance escrow funds which are provided for in Section 4-8 herein, all deposits or other sums at any time credited by or due from the Mortgagee to the Mortgagor, and all cash, secu-rities, instruments, or other property of the Mortgagor in the possession of the Mortgagee (whether for safekeeping, or otherwise) shall at all times constitute security for the Liabilities, and may be applied or set off by the Mortgagee against the Liabilities at any time whether or not the Liabilities are then due or other collateral is then available to the Mortgagee.

8-3. Application of Proceeds. The proceeds of any collection, sale, or disposition of the Collateral, or of any other payments received hereunder, shall be applied toward the Liabilities in accordance with the terms of the Credit Agreement. The Mortgagor shall remain liable to the Mortgagee for any deficiency remaining following such application.

8-4.  Waiver.  (a) Except to the extent required by the Credit
Agreement or any other Loan Document, the Mortgagor WAIVES notice of non-payment, demand, presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

(b) Except to the extent required by the Credit Agreement or any other Loan Document, the Mortgagor, if entitled to it, WAIVES the right to notice and/or hearing prior to the exercise of any of the Mortgagee's Rights and Remedies.

8-5. Responsibility of Mortgagee. The Mortgagee shall not be liable for any loss sustained by the Mortgagor resulting from any action, omission, or failure to act by the Mortgagee with respect to the exercise or enforcement of its rights under this Agreement or its relationship with the Mortgagor unless such loss is caused by the willful misconduct and actual bad faith of the Mortgagee. This Agreement and the Mortgagee's exercise of its rights hereunder shall not operate to place any responsibility upon the Mortgagee for the control, care, management, or repair of the Collateral, nor shall it operate to place any responsibility upon the Mortgagee to perform the obligations of the Mortgagor under any Lease, or to make the Mortgagee responsible or liable for any waste committed on the Mortgaged Premises, any damages or defective condition of the Mortgaged Premises, or any negligence in the management, upkeep, repair, or control of the Mortgaged Premises.

8-6.  Indemnification.  (See Credit Agreement).

8-7. Binding on Successors. This Agreement shall be binding upon the Mortgagor and the Mortgagor's heirs, executors, administrators, represen-tatives, successors, and assigns and shall inure to the benefit of the Mort-gagee and the Mortgagee's successors and assigns. This provision shall not in any way be deemed to be a waiver by the Mortgagee of any Event of Default provided for herein.

8-8. Severability. Any determination that any provision of this Agreement or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, and en-forceability of such provision in any other instance, nor the validity, legality, or enforceability of any other provision of this Agreement.

8-9. Consent. The Mortgagor may take any action herein prohibited, or omit to perform any act required to be performed by it, if the Mortgagor shall obtain the prior written consent by a duly authorized officer of the Mortgagee for each such action, or omission to action.

8-10. Payment of Costs. The Mortgagor shall pay on demand all reasonable Costs of Collection and all reasonable expenses of the Mortgagee in connection with the preparation, execution, and delivery of this Agreement and of any other documents and agreements between the Mortgagor and the Mortgagee, including, without limitation, attorneys' reasonable fees and disbursements, and all reasonable expenses which the Mortgagee may hereafter incur in connection with the collection of the Liabilities or the protection or enforcement of any of the Mortgagee's rights against the Mortgagor, any Collateral, and any guarantor or endorser of the Liabilities. The Mortgagor authorizes the Mortgagee to pay all such expenses and to charge the same to any account of the Mortgagor with the Mortgagee.

8-11. Additional Advances. All amounts which the Mortgagee may advance under any Sections of this Agreement shall be repayable to the Mortgagee with interest at the highest rate charged under the Notes, on demand, shall be a Liability, and may be charged by the Mortgagee to any deposit account which the Mortgagor maintains with the Mortgagee.


8-12. Waiver of Jury Trial. The Mortgagor (as well as all partners and beneficiaries of the Mortgagor, and all guarantors, endorsers and sureties to the Mortgagee of the Liabilities) hereby makes the following waiver, knowingly, voluntarily, and intentionally, and understands that the Mortgagee, in entering into any loan arrangements or making any financial accommodations to the Mortgagor, whether now or in the future, is relying on such waiver.
THE MORTGAGOR (AS WELL AS ALL PARTNERS AND BENEFICIARIES OF THE MORTGAGOR, AND ALL GUARANTORS, ENDORSERS AND SURETIES TO THE MORTGAGEE OF THE LIABILITIES) HEREBY IRREVOCABLY WAIVES ANY PRESENT OR FUTURE RIGHT OF THE MORTGAGOR (OR OF SUCH PARTNERS, BENEFICIARIES, GUARANTORS, ENDORSERS AND SURETIES, AS THE CASE MAY BE) TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE MORTGAGEE IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE MORTGAGEE OR IN WHICH THE MORTGAGEE IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR IS IN RESPECT OF, ANY RELATIONSHIP BETWEEN THE MORTGAGOR OR ANY OTHER PERSON AND THE MORTGAGEE.

8-13. Governing Law. This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the laws of The Commonwealth of Massachusetts. The Mortgagor submits itself to the jurisdiction of the courts of said Commonwealth for all purposes with respect to this Agreement and the Mortgagor's relationship with the Mortgagee.

8-14. Integration. This Agreement and the other Loan Documents incorporate all discussions and negotiations between the Mortgagee and the Mortgagor, either express or implied, concerning the matters included herein, any custom, usage, or course of dealing to the contrary notwithstanding. No such discussions, negotiations, custom, usage, or course of dealing shall limit, modify or otherwise affect the provisions hereof. No modification, amendment or waiver of any provision of this Agreement is effective unless executed in writing by the party to be charged with such modification, amendment or waiver, and if such party be the Mortgagee, then by a duly authorized officer thereof.


DYNAMICS RESEARCH CORPORATION
("Mortgagor")


By:  /s/James P. Regan
Name:   James P. Regan
Title:  President



By:  /s/David C. Proctor
Name:   David C. Proctor

Title:  Treasurer




                       COMMONWEALTH OF MASSACHUSETTS

SUFFOLK, SS.      February 10, 2000

Then personally appeared the above named James P. Regan, as President of Dynamics Research Corporation, and David C. Proctor as Treasurer of Dynamics Research Corporation, and acknowledged the foregoing instrument to be their free act and deed, and the free act and deed of Dynamics Research Corporation, before me,


Karen Catino

Notary Public
My Commission Expires:  5/19/00